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                                                                      EXHIBIT 21

                                MGM GRAND, INC.

                             LIST OF SUBSIDIARIES

                               DECEMBER 31, 1996


                                                                 STATE OF
                            NAME                              INCORPORATION
                 --------------------------                   -------------
PARENT:          MGM Grand, Inc.                             Delaware

SUBSIDIARIES:    MGM Grand Hotel, Inc.                       Nevada
                 MGM Grand Hotel Finance Corp.               Nevada
                 Destron, Inc.                               Nevada
                 MGM Grand Australia Pty, Ltd.               Australia
                 MGM Grand Merchandising, Inc.               Nevada
                 MGM Grand Development, Inc.                 Nevada
                 MGM Grand Atlantic City, Inc.               New Jersey